A Partnership of
 DAVIDSON & COMPANY     Chartered Accountants         Incorporated Professionals
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                          INDEPENDENT AUDITOR'S CONSENT





We consent to the use in this Amendment No. 4 to Registration Statement on Form SB-2 of Solara Ventures Inc. of our report dated July 10, 2001 (except for Note 3 which is as of November 29, 2001) appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.





                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants

March 26, 2002













                          A Member of SC INTERNATIONAL
                          ============================

          1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172